Alexander & Baldwin, Inc. Reports Second Quarter 2020 Results

HONOLULU, August 6, 2020 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based company focused on owning and operating high-quality commercial real estate in Hawai‘i, today announced financial results for the second quarter of 2020.
        Chris Benjamin, A&B president & chief executive officer stated: "Our core commercial real estate ("CRE") business experienced material impacts from the COVID-19 pandemic in the second quarter of 2020, but steadily recovered as businesses reopened, with 75% of tenants open by June 30. Stay-at-home orders established in late March led to mandatory retail and other ‘non-essential’ business closures, and interstate and interisland travel was halted. Amid the backdrop of an unprecedented health crisis that has caused significant economic disruption, we experienced a 12.2% decrease in Net Operating Income ("NOI") and a 16.8% decrease in Same-Store NOI in the quarter."
"Within our CRE segment, our portfolio of primarily grocery-anchored properties and other needs-based retailers remains open with enhanced safety measures and continues to provide goods and services to our local communities. Our portfolio collection rate in the second quarter was 70%, which we believe is generally consistent with shopping center peers. Further, our industrial, office and ground lease assets have proven to be resilient. Despite COVID-related challenges, a total of 42 leases were completed in the second quarter at a comparable lease spread of 4.9%. From the onset of the COVID-19 pandemic in early March, A&B has focused on the safety and welfare of our employees, tenants and their customers. We were proactive and continue to work closely with our tenants affected by the pandemic, with a focus on ensuring their long-term success."
"Additionally, we remain focused on our strategic plan to simplify our Company and generate cash to enhance our liquidity. During the second quarter of 2020, we closed several development sales at Kukui‘ula and Maui Business Park, in addition to non-core land and asset sales. We expect continued monetization progress in the latter half of the year. While we have decided the time is not right for the sale of the Grace Pacific paving business, we continue to work to position Grace for eventual monetization and did sell a Grace subsidiary in the quarter. We are particularly encouraged by operational momentum in the business, including strong bidding activity year to date."
"While the full impact of these unprecedented times is still unknown, our outlook is buoyed by the resilience of our portfolio, the continued market demand for Hawaii real estate and operating assets, and the great work of our team."
Financial Results
•The second quarter of 2020 net loss available to A&B common shareholders and loss per share were $4.7 million and $0.07 per share, respectively, compared to $0.8 million and $0.01 per share in the same quarter of 2019.
•The second quarter of 2020 Nareit-defined Funds From Operations ("FFO") and FFO per diluted share were $5.9 million and $0.08 per share, respectively, compared to $8.3 million and $0.11 per share in the same quarter of 2019.
•The second quarter of 2020 Core FFO and Core FFO per diluted share were $13.1 million and $0.18 per share, respectively, compared to $15.6 million and $0.22 per share in the same quarter of 2019.
Commercial Real Estate (CRE)
•In the second quarter of 2020, CRE revenue decreased $5.1 million, or 13.0%, to $34.0 million, as compared to $39.1 million in the same quarter of 2019.
•In the second quarter of 2020, CRE operating profit decreased by $8.1 million, or 47.6%, to $8.9 million, as compared to $17.0 million in the same quarter of 2019.
•In the second quarter of 2020, CRE NOI decreased by $3.1 million, or 12.2%, to $22.2 million, as compared to $25.3 million in the same quarter of 2019.
•In the second quarter of 2020, Same-Store NOI decreased 16.8% compared to the prior year second quarter.

•During the second quarter of 2020, the Company executed a total of 42 leases, covering 176,500 square feet of gross leasable area ("GLA"). Leasing spreads for comparable leases were 4.9% portfolio-wide for the second quarter of 2020 and 6.1% for retail spaces.
•Significant leases executed during the second quarter of 2020 included:
◦Ten executed leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 19,000 square feet of GLA.
◦Two executed leases at Waipio Shopping Center totaling approximately 35,000 square feet of GLA.
◦Two executed leases at Kahului Office Building totaling approximately 14,000 square feet of GLA.
◦Two executed leases at Kaneohe Bay Shopping Center totaling approximately 10,000 square feet of GLA.
◦One executed lease at Manoa Marketplace totaling approximately 34,000 square feet of GLA.
•Overall occupancy was 94.6% as of June 30, 2020, a decrease of 10 basis points compared to June 30, 2019. Same-store occupancy was 95.6% as of June 30, 2020, an increase of 100 basis points compared to June 30, 2019.
◦Occupancy in the retail portfolio was 93.1% as of June 30, 2020, a decrease of 180 basis points compared to the same period last year, primarily due to the inclusion of Pu‘unene Shopping Center in portfolio occupancy calculations. Occupancy in the same-store retail portfolio was 94.8% as of June 30, 2020, a decrease of 20 basis points compared to the same period last year.
◦Occupancy in the industrial portfolio was 97.6% as of June 30, 2020, an increase of 320 basis points as compared to the quarter ended June 30, 2019, primarily due to strong leasing activity at Komohana Industrial Park. Occupancy in the same-store industrial portfolio was 97.4%, an increase of 350 basis points compared to the quarter ended June 30, 2019 due to positive leasing activity at Komohana Industrial Park, Port Allen Industrial and Harbor Industrial.
CRE Redevelopment
•Aikahi Park Shopping Center redevelopment efforts continue on schedule. Significant work is set to commence in the second half of 2020 to improve the shopping experience and provide the surrounding residents and center visitors with community-focused dining, shopping and service options.
Land Operations
•Operating profit was $4.7 million in the second quarter of 2020, as compared to $0.5 million in the second quarter of 2019. The year-over-year increase was attributable to a favorable reserve adjustment associated with the 2018 Mahi Pono land sale.
•The Company continued to monetize land and development-for-sale investments including the following transactions that closed in the second quarter of 2020:
◦Closed 1.4 acres at Maui Business Park.
◦Closed seven units at Kukui‘ula joint venture projects.
◦Closed a 10-acre land sale on Maui.
Materials & Construction
•Materials & Construction ("M&C") operating loss was $7.6 million in the second quarter of 2020, as compared to a $4.3 million loss in the second quarter of 2019. The operating loss included a write-down of $5.6 million that the Company recorded in advance of, but in connection with, the Company's sale of a Grace subsidiary.
•M&C Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") was $0.6 million for the second quarter of 2020, as compared to $(0.9) million for the second quarter in 2019 due to improved margins on jobs and positive impacts of operational and cost efficiency measures.
•On June 29, the Company sold its interest in GP/RM Prestress, LLC, a subsidiary of Grace Pacific, for approximately $5 million.
•The Company continues to evaluate strategic options for the businesses within the M&C segment. Management believes that stable and improving operations, such as seen in the second quarter, will allow monetization at the appropriate time.

Balance Sheet and Capital Markets Activity
•As of June 30, 2020, the Company had $768.6 million in total debt, which represents 47% of the Company’s total capitalization. Loan maturities for 2020 have been addressed, with no material maturities until September 2022. The Company's debt has a weighted-average maturity of 4.4 years, with a weighted-average interest rate of 3.69%. Seventy-six percent of debt was at fixed rates.
•As of June 30, 2020, the Company had total liquidity of $364.1 million, consisting of cash and cash equivalents of $96.2 million and $267.9 million available on its committed line of credit.
Dividend
•Given the ongoing uncertainty of the economic environment, the Board of Directors has decided to continue to temporarily suspend quarterly dividend distributions. The Company will continue to evaluate dividend declarations each quarter to ensure compliance with REIT taxable income distribution requirements for the full year.
Guidance
•Due to continued uncertainty amid the COVID-19 pandemic, it would be premature for the Company to reinstate guidance at this time.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. ("A&B") is Hawai‘i's premier commercial real estate company and the largest owner of grocery-anchored, neighborhood shopping centers in the state. A&B owns, operates and manages approximately 3.9 million square feet of commercial space in Hawai‘i, including 22 retail centers, ten industrial assets and four office properties, as well as 154 acres of ground leases. These core assets comprise nearly 72% of A&B's total assets. A&B's non-core assets include renewable energy generation facilities, 27,000 acres of agricultural and conservation land and a vertically integrated paving business. A&B is achieving its strategic objective of becoming a Hawai‘i-focused commercial real estate company by expanding and strengthening its Hawai‘i CRE portfolio and monetizing non-core assets. Over its 150-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com.

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Contact:
Brett A. Brown
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(In millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating Revenue:
Commercial Real Estate	$34.0	$39.1	$77.4	$75.9
Land Operations	9.8	24.9	21.3	73.9
Materials & Construction	30.1	45.1	56.0	88.7
Total operating revenue	73.9	109.1	154.7	238.5
Operating Profit (Loss):
Commercial Real Estate	8.9	17.0	26.9	32.6
Land Operations	4.7	0.5	9.7	13.1
Materials & Construction	(7.6)	(4.3)	(11.4)	(8.8)
Total operating profit (loss)	6.0	13.2	25.2	36.9
Gain (loss) on the disposal of assets, net	—	—	0.5	—
Interest expense	(7.8)	(8.1)	(15.6)	(17.2)
Corporate and other expense	(2.3)	(6.4)	(8.4)	(12.6)
Income (Loss) from Continuing Operations Before Income Taxes	(4.1)	(1.3)	1.7	7.1
Income tax benefit (expense)	—	—	—	1.1
Income (Loss) from Continuing Operations	(4.1)	(1.3)	1.7	8.2
Income (loss) from discontinued operations	(0.6)	0.1	(0.8)	(0.7)
Net Income (Loss)	(4.7)	(1.2)	0.9	7.5
Loss (income) attributable to noncontrolling interest	—	0.4	0.6	0.7
Net Income (Loss) Attributable to A&B Shareholders	$(4.7)	$(0.8)	$1.5	$8.2

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$(0.06)	$(0.01)	$0.03	$0.12
Discontinued operations available to A&B shareholders	(0.01)	—	(0.01)	(0.01)
Net income (loss) available to A&B shareholders	$(0.07)	$(0.01)	$0.02	#DIV/0!
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$(0.06)	$(0.01)	$0.03	$0.12
Discontinued operations available to A&B shareholders	(0.01)	—	(0.01)	(0.01)
Net income (loss) available to A&B shareholders	$(0.07)	$(0.01)	$0.02	$0.11

Weighted-Average Number of Shares Outstanding:
Basic	72.3	72.2	72.3	72.1
Diluted	72.3	72.2	72.4	72.5

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$(4.1)	$(0.9)	$2.3	$8.9
Discontinued operations available to A&B common shareholders	(0.6)	0.1	$(0.8)	$(0.7)
Net income (loss) available to A&B common shareholders	$(4.7)	$(0.8)	$1.5	$8.2

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Real estate investments
Real estate property	$1,541.4	$1,540.2
Accumulated depreciation	(141.4)	(127.5)
Real estate property, net	1,400.0	1,412.7
Real estate developments	77.9	79.1
Investments in real estate joint ventures and partnerships	132.8	133.4
Real estate intangible assets, net	67.9	74.9
Real estate investments, net	1,678.6	1,700.1
Cash and cash equivalents	96.2	15.2
Restricted cash	0.2	0.2
Accounts receivable and retention, net	48.0	51.6
Inventories	20.2	20.7
Other property, net	119.8	124.4
Operating lease right-of-use assets	20.0	21.8
Goodwill	10.5	15.4
Other receivables	14.0	27.8
Prepaid expenses and other assets	98.7	107.1
Total assets	$2,106.2	$2,084.3

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$768.6	$704.6
Accounts payable	12.4	17.8
Operating lease liabilities	19.8	21.6
Accrued pension and post-retirement benefits	26.9	26.8
Indemnity holdbacks	7.5	7.5
Deferred revenue	66.8	67.6
Accrued and other liabilities	93.4	103.4
Liabilities associated with assets held for sale	—	—
Redeemable Noncontrolling Interest	6.2	6.3
Equity	1,104.6	1,128.7
Total liabilities and equity	$2,106.2	$2,084.3

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(In millions, unaudited)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$0.9	$7.5
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	27.4	23.4
Loss (gain) from disposals and asset transactions, net	(0.5)	(2.5)
Impairment of assets	5.6	—
Share-based compensation expense	3.0	2.7
(Income) loss from affiliates, net of distributions of income	(2.9)	(1.4)
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	0.1	(11.0)
Inventories	0.3	(1.7)
Prepaid expenses, income tax receivable and other assets	14.3	31.4
Development/other property inventory	0.7	41.4
Accrued pension and post-retirement benefits	1.3	3.1
Accounts payable	(3.7)	(10.4)
Accrued and other liabilities	(18.3)	(1.4)
Net cash provided by (used in) operations	28.2	81.1

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	—	(218.4)
Capital expenditures for property, plant and equipment	(10.9)	(27.4)
Proceeds from disposal of property, investments and other assets	9.4	3.0
Payments for purchases of investments in affiliates and other investments	—	(3.3)
Distributions of capital from investments in affiliates and other investments	5.3	10.6
Net cash provided by (used in) investing activities	3.8	(235.5)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	173.0	53.9
Payments of notes payable and other debt and deferred financing costs	(100.5)	(109.2)
Borrowings (payments) on line-of-credit agreement, net	(8.7)	4.0
Cash dividends paid	(13.8)	(22.4)
Proceeds from issuance (repurchase) of capital stock and other, net	(1.0)	(1.1)
Net cash provided by (used in) financing activities	49.0	(74.8)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	81.0	(229.2)
Balance, beginning of period	15.4	234.9
Balance, end of period	$96.4	$5.7

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations.
NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only those cash income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-cash revenue and expense recognition items, the impact of depreciation and amortization expenses or other gains or losses that relate to the Company's ownership of properties. The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company's Commercial Real Estate portfolio as well as trends in occupancy rates, rental rates, and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets versus from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
Reconciliations of CRE operating profit to CRE NOI and Same-Store NOI are as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, unaudited)	2020	2019	Change[1]	2020	2019	Change[1]
Commercial Real Estate Operating Profit (Loss)	$8.9	$17.0	$(8.1)	$26.9	$32.6	$(5.7)
Plus: Depreciation and amortization	10.6	9.1	1.5	20.8	16.5	4.3
Less: Straight-line lease adjustments	1.3	(1.7)	3.0	0.5	(2.7)	3.2
Less: Favorable/(unfavorable) lease amortization	(0.5)	(0.5)	—	(0.7)	(0.9)	0.2
Plus: Other (income)/expense, net	0.1	(1.6)	1.7	(0.3)	(1.5)	1.2
Plus: Selling, general, administrative and other expenses	1.8	3.0	(1.2)	3.9	5.5	(1.6)
NOI	22.2	25.3	(3.1)	51.1	49.5	1.6
Less: NOI from acquisitions, dispositions, and other adjustments	(3.3)	(2.6)	(0.7)	(7.8)	(3.2)	(4.6)
Same-Store NOI	$18.9	$22.7	$(3.8)	$43.3	$46.3	$(3.0)
[1] Amounts in this table are rounded to the nearest tenth of a million, but percentages were calculated based on thousands. Accordingly, a recalculation of some percentages, if based on the reported data, may be slightly different.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity. The Company presents different forms of FFO:
•"Core FFO" represents a non-GAAP measure relevant to the operating performance of its commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted

above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., unallocated corporate expenses and interest expense attributable to this core business). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.
Reconciliations of net income (loss) available to A&B common shareholders to FFO and Core FFO are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020		2019
Net income (loss) available to A&B common shareholders	$(4.7)	$(0.8)	$1.5		$8.2
Depreciation and amortization of commercial real estate properties	10.6	9.1	20.8		16.5
Gain on the sale of commercial real estate properties	—	—	(0.5)		—
FFO	$5.9	$8.3	$21.8		$24.7
Exclude items not related to core business:
Land Operations Operating Profit	(4.7)	(0.5)	(9.7)	0	(13.1)
Materials & Construction Operating Loss	7.6	4.3	11.4		8.8
Loss from discontinued operations	0.6	(0.1)	0.8		0.7
Income (loss) attributable to noncontrolling interest	—	(0.4)	(0.6)		(0.7)
Income tax expense (benefit)	—	—	—		(1.1)
Non-core business interest expense	3.7	4.0	7.7		8.8
Core FFO	$13.1	$15.6	$31.4		$28.1

Reconciliations of Core FFO starting from Commercial Real Estate operating profit are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020		2019
CRE Operating Profit	$8.9	$17.0	$26.9	0	$32.6
Depreciation and amortization of commercial real estate properties	10.6	9.1	20.8		16.5
Corporate and other expense	(2.3)	(6.4)	(8.4)	0	(12.6)
Core business interest expense	(4.1)	(4.1)	(7.9)		(8.4)
Core FFO	$13.1	$15.6	$31.4		$28.1

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA for the Materials & Construction ("M&C") segment are non-GAAP measures used by the Company in evaluating the Materials & Construction segment's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segment's ongoing core operations. EBITDA and Adjusted EBITDA should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

EBITDA is calculated for the Materials & Construction segment by adjusting segment operating profit (which excludes interest and tax expenses), by adding back depreciation and amortization. Adjusted EBITDA is calculated for the Materials & Construction segment by adjusting for income attributable to noncontrolling interests and asset impairments related to the M&C segment. The Company adjusts EBITDA for the asset impairments related to the Materials and Construction segment as the Company believes these items are infrequent in nature. By excluding these items from EBITDA the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results.
Reconciliations of Materials & Construction operating profit to Materials & Construction EBITDA and Adjusted EBITDA are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, unaudited)	2020	2019	2020	2019
Materials & Construction Operating Profit (Loss)	$(7.6)	$(4.3)	$(11.4)	$(8.8)
Materials & Construction depreciation and amortization	2.6	3.0	5.4	5.8
EBITDA[1]	(5.0)	(1.3)	(6.0)	(3.0)
Impairment of assets related to Materials & Construction	5.6	—	5.6	—
Income attributable to noncontrolling interest	—	0.4	0.6	0.7
M&C Adjusted EBITDA[1]	$0.6	$(0.9)	$0.2	$(2.3)
[1] See above for a discussion of management's use of non-GAAP financial measures and reconciliations from GAAP to non-GAAP measures.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the novel coronavirus (COVID-19) pandemic and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impacts on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business and by the Company's joint venture related to the development of Kukui‘ula, generally discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the SEC. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.